Exhibit 5.1

January 23, 2014

Board of Directors

Consumer Portfolio Services, Inc.

19500 Jamboree Road

Irvine, California  92612

Re:        Registration Statement on Form S-1; Renewable Unsecured Subordinated Notes

Gentlemen

I am acting as counsel for Consumer Portfolio Services, Inc., a California corporation (the "Company") in connection with a public offering of $50,000,000 aggregate principal amount of Renewable Unsecured Subordinated Notes (the "Notes"), to be issued under an indenture (the "Indenture") between the Company and Wells Fargo Bank, National Association (the "Trustee"), originally dated September 24, 2010, supplemented on December 7, 2010, and supplemented again the date hereof.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

(i) the registration statement of the Company on Form S-1 relating to the Notes, as filed with the Securities and Exchange Commission (the "Commission") on August 21, 2013 under the Securities Act and as amended on January 23, 2014 (such registration statement, as amended, the "Registration Statement");

(iii) the Indenture, filed as an exhibit to the Registration Statement;

(iv) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement;

(v) the Articles of Incorporation of the Company, as presently in effect, incorporated by reference in the Registration Statement;

(v) certain resolutions adopted by the Board of Directors of the Company relating to the Notes (the "Resolutions"); and

(vi) the form of the Notes.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

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In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

Based upon and subject to the foregoing, I am of the opinion that when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) the Indenture has been duly executed and delivered; and (iii) the Notes shall have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Holders as contemplated by the Registration Statement, then the issuance and sale of the Notes will have been duly authorized, and the Notes will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect, relating to creditors' rights generally, and (2) general principles of equity (regardless of whether enforceability is considered a proceeding at law or in equity).

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/S/ MARK CREATURA

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